Exhibit 23.1





                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SpectraScience, Inc. 1991 Stock Plan of our report dated January 19, 1996, with respect to the financial statements of SpectraScience, Inc. included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, as amended, as filed with the Securities and Exchange Commission.


                                                    Ernst & Young LLP

Minneapolis, Minnesota
May 23, 1996